SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 18, 2006
                                                         April 24, 2006
                   M POWER ENTERTAINMENT, INC.
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


      DELAWARE                        000-22057            76-0513297
(STATE OR OTHER JURISDICTION OF  (COMMISSION FILE NO.)   (IRS EMPLOYEE
INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)


             2602 Yorktown Place, Houston Texas 77056
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                          (212)731-2310
                    (ISSUER TELEPHONE NUMBER)

                                NA
                    (FORMER NAME AND ADDRESS)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 18, 2006 ("Closing Date"), the Company completed a financing agreement for $2,000,000 with private investors (the "Investors"). Under the terms of the agreement, at Closing, the Company received the first of three traunches of the funding which are expected to be completed over the course of the next several months. The Company issued to the Investors secured convertible debentures totaling $2,000,000 with a 6% interest rate and a maturity date of April 18, 2009. The debentures are convertible into common shares of the Company at the average of the lowest three (3) trading Prices for the Company's shares of common stock during the twenty (20) trading day period prior to conversion. The "Applicable Percentage" means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from the Closing. The Company simultaneously issued to the private investors seven year warrants to purchase 6,000,000 warrants at an exercise price of $0.10.

The Company is committed to filing an SB-2 Registration Statement with the SEC within 30 days from the Closing Date. The Company will receive the second traunch of the funding when the SB-2 is filed with the SEC and the third and final traunch of the funding when the SB-2 is declared effective by the SEC. There are penalty provisions for the Company should the filing not become effective within 120 days of the Closing Date. The debentures are secured by all of the assets of the Company.


ITEM 4.02.(b) NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIALS STATEMENTS TO A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On April 24, 2006, the Company's former independent auditors, HJ & Associates, LLC ("HJ Associates") notified the Company and its current independent auditors, Malone & Bailey, P.C. ("Malone & Bailey") that the Form 10-KSB for the year ended December 31, 2005 filed with the SEC on April 20, 2006 containing HJ Associates' 2004 audit report, was filed without HJ Associates review or consent. Upon HJ Associates review of the filed Form 10-KSB, HJ Associates advised the Company that the filed Form 10-KSB is materially misstated and cannot be relied upon.

Thereafter, management consulted with HJ & Associates and Malone & Bailey, and it was determined that:

     - The text of the Form 10-KSB was inconsistent with the financial statements and was incomplete.
     -  Certain financial statement footnote disclosures were omitted.
     -  The financial statements included the following specific deficiencies:
          o Omission of a significant transaction related to the issuance of common stock for the acquisition of a subsidiary and impairment of the total value of the acquisition in the amount of $8,400,000 resulting in net income being overstated in the amount of $8,400,000.
          o Omission of disclosure of the retroactive effect on the Company's financial position as of December 31, 2004 and on the results of it's operations, including per share amounts, resulting from a reverse split of the Company's common stock that took place on May 23, 2005;
          o Omission of schedule of non-cash financing and investing activities from the statement of cash flows for the year ending December 31, 2005;
          o Inaccurate disclosure of the number of exercisable warrants at December 31, 2005;
          o  Income (loss) from discontinued operations was misstated.
     - Certain other changes to the text of the Form 10-KSB, financial statements and related footnotes have been changed to make them more informative.

Based on its consultation with HJ & Associates and Malone & Bailey, the Company's management has concluded that certain of the above items are material to the text of the 2005 Form 10-KSB and the related financial statements and footnotes of the Company. As such, the Company intends to file an amendment to its Form 10-KSB to correct the above issues. The Company expects to file the amended Form 10-KSB on or before May 4, 2006.

The Company was advised that disclosure of these facts should be made and that further action to prevent future reliance on the Company's financial statements filed in its Form 10-KSB should be undertaken. Specifically, the financial statements of the Company as of December 31, 2005 do not present fairly, in all material respects, the financial position of the Company as of December 31, 2005 in conformity with generally accepted accounting principles generally accepted in the United States of America.

Both HJ & Associates and Malone & Bailey have received a copy of this disclosure and have furnished the Company with a letter stating, respectively, that each agrees with the statements made herein. A copy of each letter is attached as an exhibit to this Form 8-K.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS.


(a)  Financial statements of business acquired:

     None

(b)  Exhibits

     7.1  Letter from HJ & Associates, LLC
     7.2  Letter from  Malone & Bailey, P.C.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  M POWER ENTERTAINMENT, INC.


                          By: /s/ Gary F. Kimmons

                                  Gary F. Kimmons
                                  Chief Executive Officer


Dated: May 1, 2006